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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
FelCor Lodging Trust Incorporated

     We consent to the incorporation by reference in this registration statement on Form S-8 of FelCor Lodging Trust Incorporated of our reports dated (i) January 20, 1998, except for Note 14 as to which the date is February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, (ii) March 13, 1998, on our audits of the consolidated financial statements of DJONT Operations, L.L.C. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, (iii) July 25, 1997 on our audit of the combined financial statements of the Sheraton Acquisition Hotels as of December 31, 1996 and for the year then ended, (iv) February 23, 1996 on our audits of the consolidated financial statements of Bristol Hotel Company as of December 31, 1995 and for the eleven months then ended and the combined financial statements of Harvey Hotel Companies as of January 31, 1995 and for the one month then ended, which reports are incorporated by reference herein.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
December 29, 1998